Guangdong Province

Labor Contract

Produced by Guangdong Labor and Social Security Department

Party A (Employer):
Name: Huizhou NIVS Audio & Video Technology Company Limited
Legal Representative (Principle): Li Tianfu
Location (Address): No. 29-31, Huanshi West Road, Shuikou Town
Form of Entity: Limited Liability Company
Contact Telephone: 2323888

Party B (Employee):
Name:
ID Number:
Address:
Contact Telephone:

Both Party A and Party B, in accordance with the applicable provisions of the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China, and national and provincial provisions, reach this Contract under the principles of legitimacy, equity, equality, free will, consensus, honesty and creditability.

I. Period of Labor Contract
(I) Contract Period
Both parties agree to set out the Contract period according to the first method described below:
1. Fixed term: from January 1, 2008 to December 31, 2008.
2. Non-fixed term: from ____ (Date) until the occurrence of the conditions of legitimate termination.
3. Term of completion of certain work: from                                   until the completion of                                      work, whose completion is marked by                                                                                            .
(II) Probationary Period
Both parties agree to set out the probationary period (included in the Contract period) according to the                methods described below:
1. No probationary period.
2. Probationary period begins from ____ (Date) and ends on ____ (Date).
(The probationary period shall not exceed one month for the labor contract whose term is more than three months but less than one year; and the probationary period shall not exceed two months for the labor contract whose term is more than one year but less than three years; and the probationary period shall not exceed six months for the labor contract with a fixed term of more than three years or with a non-fixed term.)

II. Work Description and Work Location
(I) The work department of Party B is                                   ; at the post (Management/technical post or production/operating post) of                                   , with the duty (or job) of                          .
(II) The task or responsibility of Party B is                                                    .
(III) This department and job                                   (may or may not) be exposed to an occupational disease hazard.
(IV) The work location of Party B is                                   .
(V) Party A shall, in the event of adjusting the work post of Party B or sending Party B to other places not specified in the Contract to work within the Contract period, due to the production and operation demand or other reasons, reach agreement with Party B and proceed with the changes of this Contract. In this case, both parties shall sign an agreement incorporated as the appendix of this Contract.

III. Working Hours, Vacation and Leave
(I) Party A and Party B agree to set out the working time of Party B according to the                    method described below:
1. System of standard working hours: working for ___ hours a day, ___ days a week; and off-duty at least one day a week.
2. System of Unfixed Working Hours: Upon approval from the Labor and Security Department, the post of Party B will implement the system of unfixed working hours.
3. Comprehensive system of working hours: Upon approval from by the Labor and Security Department, the post of Party B shall implement a comprehensive system of working hours at the cycle of __ and with the total ___ hours of working.
(II) As production (work) entails, Party A may extend the working hours after negotiation with the Trade Unit and Party B. Except for the circumstance as specified in Article 42 of the Labor Law, extended working hours generally should not exceed one hour per day; in special cases, the longest extended hours should not exceed three hours per day or thirty-six hours per month.
(III) Party A shall provide Party B with statutory holidays, annual leave, wedding leave, leave for arranging of funeral, home leave, maternity leave, nursing leave, and other paid leaves according to the provisions and pay a salary according to the salary standard as specified in this Contract.

IV. Labor Compensation
(I) The salary of Party B for regular working hours shall follow the (first) method described below and shall not be lower than the minimum local salary standard.
1. Salary calculated according to basic working hours:
(1) The wage of Party B at regular working hours shall follow [illegible] at the standard of RMB                     /month (RMB __ /hour).

(2) The wage of Party B during the probationary period shall be RMB ___ /month (the wage during the probationary period shall not be lower than the wage of the lowest level for similar posts at Party A or 80% of the wage agreed in this Contract, and shall not be lower than the lowest local salary standard of Party A).
2. Salary calculated per piece of work:
(1) The price per unit of work shall be ___________;
(2) Labor Norm:                   (The labor norm set out shall be able to be completed by more than 70% of the laborers at the same post in the same work unit within the statutory working hours);
3. Other forms: (such as annual pay or pay based on an assessment cycle) ________________.
(II) The method for calculating the performance salary or bonus for Party B shall be ______________ _________________.
(III) Salary must be paid in cash rather than in kind objects or monetary securities.
(IV) Party A shall pay the salary of                 (current month/last month) on                  of each month. In case of holidays or vacation, the salary shall be paid in advance by the nearest workday.
(V) If Party A arranges Party B to extend the working hours or overtime work on an off-duty day or statutory holidays, Party A shall make overtime pay in accordance with the provisions in the Labor Contract and the Regulations of Guangdong Province on Payment of Salary, except when Party B is given time off for overtime work performed on off-duty days.

V. Social Insurance and Welfare
(I) During the Contract period, Party A, according to the applicable provisions of the state, provincial and local government, shall provide Party B with social insurances such as pension insurance, medical insurance, unemployment insurance, workmen’s compensation and maternity insurance, etc. Party A shall also pay the social insurance premium payable by Party A according to the payment basis and payment ratio, and, according to the provisions, withhold the social insurance premium payable by Party B from their salary. Party A shall inform Party B of its handling of the procedures for social insurance on behalf of Party B as well as withholding social insurance premium from Party B.
(II) In case of illnesses or job-related injuries contracted by Party B, Party A shall, according to the national and local provisions, provide a period of time for medical treatment, reimburse medical expenses according to medical insurance and other related provisions, and pay a sick leave salary or disease relief within the specified period of medical treatment.

VI. Labor Protection, Labor Conditions, and Occupational Hazard Protection
(I) Party A shall, in accordance with the national and provincial labor protection rules, provide a working place at a national labor safety and hygiene standard, so as to protect Party B’s safety and health during production or work. Should there be an occupational disease hazard during the working procedures of Party B, Party A shall truthfully inform Party B and protect Party B’s health and any relevant rights according to the Law of Prevention and Treatment of Occupational Disease.
(II) In accordance with the national rules, Party A shall, with reference to the working position of Party B, dispense with all necessary labor protection devices. Further, according to the rules of labor protection, Party A shall be responsible for arranging Party B to have a medical examination every                 (year/quarter/month).
(III) Party A shall effectively conduct the labor protection and health care for female employees according to related provisions of the national, provincial, and local governments.
(IV) Party B has the right to refuse to obey any instructions that violate rules and regulations as well as any risk adverse operations forcefully ordered by Party A. Party B also has the right to critique and report to the relevant departments when Party A and its management personnel disregard Party B’s safety of life and health.
(V) Should Party B contract occupational diseases, work-related injuries or die because of work, Party A shall proceed according to the provisions of the Regulations on Industrial Injury Insurance.

VII. Changes of Contract
(I) Either party may request a change of contents to this Contract, provided the other party shall be notified of such changes in writing.
(II) Upon the agreement of both parties through negotiation, this Contract may be changed and the changes shall be made in writing. Both parties shall keep one copy each of the modified labor Contract.

VIII. Revocation and Termination of Contract
(I) Revocation
1. After negotiation and mutual agreement between the two parties, this Contract can be revoked. If this Contract is revoked by Party A, pecuniary compensation shall be paid to Party B according to the relevant regulations.
2. Party A can revoke this Contract unilaterally under any one of following conditions:
(1) Party B’s performance is proved to be unsatisfactory during the probationary period;

(2) Party B is in serious breach of the regulations of Party A;
(3) Party B is grossly negligent in carrying out duties, or engaged in malpractices for private interests, and causes significant loss to Party A;
(4) Party B establishes a labor relationship with another employer concurrently that negatively affects the performance of Party A’s assignment, or refuses to make corrections upon Party A’s request;
(5) Party B, by way of fraud or threats or otherwise taking advantage, makes Party A establish or change the labor contract against its real intention and causes the contract or agreement of change to be rendered invalid;
(6) Party B is in breach of national and provincial birth control laws or regulations;
(7) Party B is liable and responsible to the government due to criminal wrongdoings;
(8) Party B contracts a disease or non-work related injury, so that he/she can neither fulfill his/her original job under this Contract nor take up any other new job arranged by Party A after treatment;
(9) Party B is incompetent in the work, and after training or adjusting the post, still remains incompetent;
(10) This Contract is unenforceable if there is material change of objective circumstances under this Contract, and no mutual agreement can be reached between Party A and Party B after negotiation.

Party A can revoke this Contract pursuant to above sub-clauses (8), (9) and (10), by serving a prior 30-day written notice to Party B and shall proceed to the procedures for revocation of this Contract after the notice period. Party A shall pay pecuniary compensation to Party B in accordance with the regulations. Further, should this Contract be revoked pursuant to sub-clause (8), Party A shall also pay the medical subsidy fee to Party B.
3. In any of the following circumstances, Party A may downsize and pay pecuniary compensation according to provisions after performing specific procedures:
(1) Party A conducts restructuring according to the provisions of Corporate Bankruptcy Law;
(2) Party A experiences severe difficulties in production and operation;
(3) Party A changes products, conducts significant technical renovation or adjusts operating methods;
(4) Significant changes to other objective economic conditions upon which the labor contract was made have caused the Contract to be unperformable.
4. Party B can revoke this Agreement by serving a written notice, 30 days in advance, to Party A. During the probationary period, a 3-day advance notice shall be provided to Party A.

Nevertheless, in any of the following circumstances, Party B may revoke this Contract and Party A shall pay pecuniary compensation according to provisions:
(1) Party A fails to provide labor protection or labor conditions according to the provisions of the labor Contract;
(2) Party A fails to pay sufficient labor compensation in a timely manner;
(3) Party A fails to pay social insurance premiums on behalf of Party B according to the law;
(4) The rules and regulations of Party A violate the provisions of laws and regulations and damage the rights and interests of Party B;
(5) Party A, by way of fraud, threat or otherwise taking advantage, makes Party B establish or change the labor contract against his/her real intention and causes the contract or agreement of changes to be rendered invalid;
(6) Party A causes the Contract to be rendered invalid by exempting itself from its legal responsibilities and excluding the rights and interests of Party B;
(7) Party A, in violating laws, administrative regulations, and compulsory regulations, causes the contract, the appendix to the contract or supplementary agreements and documents with the same legal effect as the contract to be invalid;
(8) Party A forces Party B to work by means of violence, threat, or illegally restricting personal freedoms or instructs by violating rules and regulations, forcefully ordering risk-adverse operations to endanger the personal safety of Party B;
(9) Other circumstances in which Party B may revoke the labor contract pursuant to the provisions of laws and administrative regulations.
In case of the circumstance specified in item (8) above made by Party A, Party B may revoke the labor contract immediately without giving written notice to the employer.
5. In any of the following circumstances, Party A may not revoke the Contract pursuant to the provisions in Article 40 and Article 41 of the Labor Contract Law:
(1) Party B engages in operations that cause contact with occupational diseases, without receiving occupational health examinations before leaving the post, or has suspected occupational diseases and is under diagnosis or medical observation;
(2) Party B suffers from occupational disease in Party A’s unit or work-related injury and is confirmed as totally or partially unable to perform normal labor functions;
(3) Party B suffers from illness or non-work related injury and is under prescribed treatment;
(4) A female employee who is in a stage of pregnancy, delivery or nursing by breastfeeding;

(5) Party B has worked for fifteen years consecutively in the work unit and is within five years from the legal retirement age;
(6) Other circumstances as specified by laws and administrative regulations.
(II) Termination
1. This Contract shall be terminated immediately upon the expiration of the Contract period or the occurrence of statutory termination conditions.
2. If the Contract is terminated in any of the following circumstances, Party A shall pay pecuniary compensation to Party B according to provisions:
(1) The labor Contract expires, except when Party A maintains or improves the conditions agreed in the Contract upon renewal but Party B does not agree to renew;
(2) Party A has declared to be bankrupt according to law;
(3) Party A’s business license has been revoked and has been instructed to close down or revoke, or Party A decides to dissolve in advance;
(4) Other circumstances set forth by laws and administrative regulations.
3. In any of the circumstances by Party B as specified in Point 5, Item (I), Article 8, once the Contract is expired, Party A shall extend the Contract period of Party B until the disappearance of appropriate circumstances. However, termination of the Contract due to the fact that Party B contracts an occupational disease or sustains a work-related injury and has been determined to be totally or partially unable to work at Party A’s company shall proceed with the national and the provincial provisions on workmen’s compensation.
(III) Procedures for Revocation or Termination of Contract
Upon the Contract being revoked or terminated, Party A shall provide the certificate for revocation or termination of the labor contract and proceed with transferring personnel record and social insurance for Party B within fifteen days.
(IV) If Party A violates the provisions of the Labor Contract Law to revoke or terminate the Contract, it shall pay Party B the compensation at two times the specified standard for pecuniary compensation.

IX. Mediation and Arbitration
Any dispute arising from the performance of the Contract between both parties may be settled through negotiation in the first place. If no settlement can be reached through negotiation, it may be submitted to Party A’s labor dispute mediation agency for mediation; if no settlement can be made through mediation, the dispute may be submitted to the labor dispute arbitration committee with jurisdiction within the statutory limit for arbitration, or directly to the labor dispute arbitration committee for arbitration. In case of any objections to the arbitration award, the dispute may be submitted to People’s Court for a lawsuit within the statutory limit.

X. Service Term and Limitation for Competition
(I) If Party A provides expenses for special training to Party B and offers professional technical training, both parties reach the following agreement: ___________________________________. (In case of violating the agreement on the service term, Party B shall pay a penalty to Party A according to the agreement. The amount of the penalty shall not exceed the training expenses provided by Party A, nor exceed the apportioned training cost to the non-performed part of the service term).
(II) If Party B controls Party A’s business secrets and confidential issues related to its intellectual property right, both parties reach the following agreement:  . (In the event that Party B is liable for confidentiality, Party A may consult with Party B on the limitation of competition and provide pecuniary compensation to Party B on a monthly basis within the limitation of competition after the revocation or termination of the Contract. If Party B violates the regulation on limitation of competition, Party B shall pay a penalty to Party A according to provisions. Personnel subject to the limitation of competition are limited to senior management, senior technical personnel, and other personnel with responsibility of confidentiality. The term of limitation of competition after revocation or termination of Contract shall not exceed two years.)

XI. Miscellaneous
(I) Issues not covered in this Contract shall be handled according to the provisions of the national and local policies. In case of any conflict between this Contract and the new national and provincial regulations on labor management during the Contract period, the new regulations shall prevail.
(II) The following documents are appendixes to the Contract and shall have the same legal force as the Contract:
1.
2.
3.
4.
5.
6.

(III) Agreement made by both parties (the contents shall not violate the laws, regulations, and related provisions; additional pages may be attached with the signature or seal of both parties):

Party A: (Official seal)	Party B: (Signature or seal)
Legal Representative:	[Employee Signature]
(Or authorized agent):
December __, 2007	December __, 2007

Attestation Agency (Seal):
Attestor:
Date of Attestation: December __, 2007

Agreement on Change of Labor Contract

Party A and Party B, through equal negotiation, reach agreement on the following changes to the Contract as follows:

Party A: (Official seal)	Party B: (Signature or seal)
Legal Representative:
(Or authorized agent)
Date:	Date:

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND EXCHANGE COMMISSION]
SCHEDULE A
EXECUTIVE OFFICERS TO ENTER INTO THE AGREEMENT

•	Ailing Liu, Production Manager, is paid a monthly salary of RMB 9,000, which is approximately US$1,300.
•	Gengqiang Yang, Chief Operating Officer, is paid a monthly salary of RMB 14,000, which is approximately US$2,100.
•	Ling Yi, Chief Financial Officer and Corporate Secretary, is paid a monthly salary of RMB 8,800, which is approximately US$1,300.
•	Dongquan Zhang, Chief Technology Officer, is paid a monthly salary of RMB 13,000, which is approximately US$1,900.
•	Lichun Zhang, Marketing Manager, is paid a monthly salary of RMB 16,000, which is approximately US$2,300.